UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2012

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA		94089-1138
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2012, the Compensation Committee of the Board of Directors of QuickLogic Corporation (the “Company”) approved the fiscal year 2012 target compensation of E. Thomas Hart, the Company’s Executive Chairman of the Board. Effective January 1, 2012, Mr. Hart’s base salary will be reduced from $350,000 to $258,500 and his target bonus will be reduced from $150,500 to $129,250. In January 2011, Mr. Hart transitioned from Chairman & CEO to Executive Chairman of the Board. The adjustment in target compensation reflects Mr. Hart’s changing role with the Company while recognizing his continuing involvement with and contribution to the Company. The Board expects to annually reevaluate Mr. Hart’s target compensation as his corporate responsibilities change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2012	QuickLogic Corporation

/s/ Ralph S. Marimon
Ralph S. Marimon Vice President, Finance and Chief Financial Officer